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                                                                Exhibit 3.1 (ii)

                          AMENDED AND RESTATED BY-LAWS
                                       OF
                               INSTRON CORPORATION



                                    ARTICLE I
                            ARTICLES OF ORGANIZATION

                  The name and purposes of the Corporation shall be as set forth in the Articles of Organization. These By-laws, the powers of the Corporation and of its Directors and stockholders, or of any class of stockholders if there is more than one class of stock, and all matters concerning the conduct and regulation of the business and affairs of the Corporation, shall be subject to the provisions in regard thereto, if any, as are set forth in the Articles of Organization as in effect from time to time.


                                   ARTICLE II
                                  STOCKHOLDERS

                  2.1 Annual Meeting. The annual meeting of stockholders shall be held at the hour, date and place as may be designated by the Board of Directors, the Chairman of the Board, if one is elected, or the President, which time, date and place may subsequently be changed at any time by the Board of Directors, but in no case later than six months after the end of the fiscal year. The purposes for which the annual meeting is to be held, in addition to those prescribed by law, the Articles of Organization or these By-laws, may be specified by the Board of Directors, the Chairman of the Board, if one is elected, or the President.

                  2.2 Special Meetings. Special meetings of stockholders may be called by the President, the Chairman of the Board, if one is elected, or the Board of Directors, to be held at such date, time and place as may be stated in the notice of the meeting. Special meetings shall be called by the Clerk, or in the case of the death, absence, incapacity or refusal of the Clerk, by any other officer, upon written application of one or more stockholders who hold at least
(i) 50% in interest of the capital stock entitled to vote at such meeting or
(ii) such lesser percentage, if any, as shall be determined to be the maximum percentage that the Corporation is permitted by applicable law to establish for the call of such a meeting. Application to a court pursuant to Section 34(a) of Chapter 156B of the General Laws of the Commonwealth of Massachusetts requesting the call of a special meeting of stockholders because none of the offices is able and willing to call such a meeting may be made only by stockholders who hold at least (i) 50% in interest of the capital stock entitled to vote at such meeting or (ii) such lesser percentage, if any, as shall be determined to be the maximum percentage which the Corporation is permitted by applicable law to establish for the call of such meeting. In the case of a special meeting to be called by the Clerk upon such written application of stockholders, if the Board of Directors fails or declines to determine the place, date and time of any such special meeting within seven business days of such application having been delivered to the Clerk, the Clerk (or such other officer) shall at the time of calling such special meeting also designate the place, date and time
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of such special meeting as well as the record date for determining the stockholders having the right to notice of and to vote at such meeting.

              2.3 Notice of Meetings. A written notice of the hour, date and place of all meetings of stockholders (other than adjournments governed by Section 2.9 of these By-laws) stating the purposes of the meeting shall be given by the Clerk or an Assistant Clerk (or other person authorized by these By-laws or by law) at least seven days before the meeting to each stockholder entitled to vote thereat and to each stockholder who, under the Articles of Organization or under these By-laws, is entitled to such notice, by leaving such notice with him or her or at his or her residence or usual place of business, or by mailing it, postage prepaid, and addressed to such stockholder at his address as it appears in the records of the Corporation. Notice need not be given to a stockholder if a written waiver of notice, executed before or after the meeting by such stockholder or his or her attorney thereunto authorized, is filed with the records of the meeting.

              2.4 Quorum. The holders of a majority in interest of all stock issued, outstanding and entitled to vote at a meeting shall constitute a quorum, but if a quorum is not present, the stockholders present may, by majority vote, adjourn the meeting from time to time and the meeting may be held as adjourned without further notice.

              2.5 Voting and Proxies. Stockholders shall have one vote for each share of stock entitled to vote owned by them of record according to the books of the Corporation and a proportionate vote for a fractional share, unless otherwise provided by law or the Articles of Organization. Stockholders may vote either in person or by written proxy dated not more than six months before the meeting named therein. Proxies shall be filed with the Clerk of the meeting, or of any adjournment thereof, before being voted. Except as otherwise limited therein, proxies shall entitle the persons authorized thereby to vote at any adjournment of such meeting but shall not be valid after final adjournment of such meeting. A proxy coupled with an interest sufficient in law to support an irrevocable proxy, including without limitation, an interest in the shares of the Corporation generally, may be made irrevocable if it so provides, need not specify the meeting to which it relates, and shall be valid and enforceable until the interest terminates, or for such shorter period as may be specified in the proxy. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of the proxy the Corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.

              2.6 Action at Meeting. When a quorum is present, any matter before the meeting shall be decided by vote of the holders of a majority of the shares of stock voting on such matter, except where a larger vote is required by law, the Articles of Organization or these By-laws. Any election by stockholders shall be determined by a plurality of the votes cast, except where a larger vote is required by law, the Articles of Organization or these By-laws. No ballot shall be required for any election unless requested by a stockholder entitled to vote in the election. The Corporation shall not directly or indirectly vote any shares of its own stock.

              2.7 Action by Written Consent. Any action to be taken by stockholders may be taken without a meeting if all stockholders entitled to vote on the matter consent to the action

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by a writing filed with the records of the meetings of stockholders. Such consent shall be treated for all purposes as a vote at a meeting.

                  2.8 Rescheduling of Meetings; Adjournments. The Board of Directors may postpone and reschedule any previously scheduled annual or special meeting of stockholders, and any record date with respect thereto, regardless of whether any notice or public disclosure with respect to any such meeting has been sent or made pursuant to Section 2.8 or Section 3.14 hereof or otherwise.

                  When any meeting is convened, the presiding officer may adjourn the meeting for a period of time not to exceed 30 days if (a) no quorum is present for the transaction of business, (b) the Board of Directors determines that adjournment is necessary or appropriate to enable the stockholders to consider fully information that the Board of Directors determines has not been made sufficiently or timely available to stockholders, or (c) the Board of Directors determines that adjournment is otherwise in the best interests of the Corporation. The presiding officer in such event shall announce the adjournment and the date, time and place of reconvening and shall cause notice thereof to be posted at the place of meeting designated in the notice which was originally sent to the stockholders, and if such date is more than 30 days after the original date of the meeting, the Clerk shall give notice thereof in the manner provided in Section 2.3 hereof.


                                   ARTICLE III
                                    DIRECTORS

                  3.1 Powers. The business of the Corporation shall be managed by a Board of Directors who may exercise all the powers of the Corporation except as otherwise provided by law, the Articles of Organization or these By-laws. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, may exercise the powers of the full Board of Directors until the vacancy is filled.

                  3.2 Election and Qualification. A Board of Directors consisting of at least three members, the number to be fixed from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors, shall be elected by the stockholders at the annual meeting in accordance with the Articles of Organization. No Director need be a stockholder.

                  3.3 Vacancies. Any vacancy in the Board of Directors, however occurring, including a vacancy resulting from the enlargement of the Board of Directors by the Board of Directors or stockholders, may be filled only by the Board of Directors. Any Director elected to fill a vacancy shall hold office for the entire unexpired term of the class to which he was elected whether or not such term extends beyond the date or dates of, any annual meeting or meetings of stockholders succeeding the date of his election.

                  3.4 Changing the Number of Directors. The number of members of the Board of Directors may be increased at any meeting of the stockholders by the vote of the holders of at least 50% of the shares of each class of stock entitled to vote in the election of Directors and may be increased or decreased by resolution adopted at any meeting of the Board of Directors.



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                  3.5 Tenure. Directors shall hold office until their successors are chosen and qualified. Any Director may resign by delivering his written resignation to the Corporation at its principal office or to the President, Clerk or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

                  3.6 Removal. A Director may be removed from office with or without cause (a) by vote of the holders of at least a majority of the shares of each class of stock entitled to vote in the election of Directors, or (b) by vote of a majority of the Directors then in office. A Director may be removed for cause only after reasonable notice and opportunity to be heard before the body proposing to remove him.

                  3.7 Meetings. Regular meetings of the Board of Directors may be held without notice at such time, date and place as the Board of Directors may from time to time determine. A regular meeting of the Board of Directors may be held without notice at the same place as the annual meeting of stockholders, or the special meeting held in lieu thereof, following such meeting of stockholders.

                  Special meetings of the Board of Directors may be called, orally or in writing, by the Chairman of the Board, if one is elected, the President, the Treasurer or two or more Directors, designating the time, date and place thereof.

                  3.8 Notice of Meetings. Notice of the time, date and place of all special meetings of the Board of Directors shall be given to each Director by the Clerk or Assistant Clerk, or in case of the death, absence, incapacity or refusal of such persons, by the officer or one of the Directors calling the meeting. Notice shall be given to each Director in person or by telephone or facsimile sent to his business or home address at least twenty-four hours in advance of the meeting, or by written notice mailed to his business or home address at least forty-eight hours in advance of the meeting. Notice need not be given to any Director if a written waiver of notice, executed by him before of after the meeting, is filed with the records of the meeting, or to any Director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. A notice or waiver of notice of a meeting of the Board of Directors need not specify the purposes of the meeting.

                  3.9 Quorum. At any meeting of the Board of Directors, a majority of the Directors then in office shall constitute a quorum. Less than a quorum may adjourn any meeting from time to time and the meeting may be held as adjourned without further notice.

                  3.10 Action at Meeting. At any meeting of the Board of Directors at which a quorum is present, a majority of the Directors present may take any action on behalf of the Board of Directors, unless a larger number is required by law, the Articles of Organization or these By-Laws.

                  3.11 Action by Consent. Any action by the Board of Directors may be taken without a meeting if a written consent thereto is signed by all the Directors and filed with the records of the meetings of the Board of Directors. Such consent shall be treated for all purposes as a vote of the Board of Directors at a meeting.


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                  3.12 Telephonic Meetings Permitted. Members of the Board of
Directors or any committee designated thereby may participate in a meeting of such Board of Directors or of such committee, as the case may be, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.

                  3.13 Committees. The Board of Directors, by vote of a majority of the Directors then in office, may elect from its number an Executive Committee or other committees and may delegate thereto some or all of its powers except those which by law, the Articles of Organization, or these By-laws may not be delegated. Except as the Board of Directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Board of Directors or in such rules, its business shall be conducted so far as possible in the same manner as is provided by these By-laws for the Board of Directors. All members of such committees shall hold such offices at the pleasure of the Board of Directors. The Board of Directors may abolish any such committee at any time. Any committee to which the Board of Directors delegates any of its powers or duties shall keep records of its meetings and shall report its action to the Board of Directors. The Board of Directors shall have the power to rescind any action of any committee, but no such rescission shall have retroactive effect.

                  3.14 Compensation. The Board of Directors may establish the compensation and expense reimbursement policies for Directors in exchange for membership on the Board of Directors and on committees of the Board of Directors, attendance at meetings of the Board of Directors or committees of the Board of Directors, and for other services by Directors to the Corporation or any of its subsidiaries.


                                   ARTICLE IV
                                    OFFICERS

                  4.1 Enumeration. The officers of the Corporation shall consist of a President, a Treasurer, a Clerk, and such other officers, including a Chairman of the Board of Directors or one or more Vice Presidents, Assistant Treasurers, or Assistant Clerks, as the Board of Directors may determine.

                  4.2 Election. The President, Treasurer and Clerk shall be elected annually by the Board of Directors at their first meeting following the annual meeting of stockholders. Other officers may be chosen by the Board of Directors at such meeting or at any other meeting.

                  4.3 Qualification. No officer need be a stockholder or Director. Any two or more offices may be held by any person. The Clerk shall be a resident of Massachusetts unless the Corporation has a resident agent appointed for the purpose of service of process. Any officer may be required by the Board of Directors to give bond for the faithful performance of his or her duties in such amount and with such sureties as the Board of Directors may determine.

                  4.4 Tenure. Except as otherwise provided by law, the Articles of Organization or these By-laws, the President, Treasurer and Clerk shall hold office until the next annual meeting of stockholders and until their respective successors are chosen and qualified;


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and all other officers shall hold office until the next annual meeting of stockholders and until their successors are chosen and qualified, or for such shorter term as the Board of Directors may fix at the time such officers are chosen. Any officer may resign by delivering his or her written resignation to the Corporation at its principal office or to the President or Clerk, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

                  4.5 Removal. The Board of Directors may remove any officer with or without cause by a vote of a majority of the entire number of Directors then in office; provided, that an officer may be removed for cause only after reasonable notice and opportunity to be heard by the Board of Directors.

                  4.6 Vacancies. Any vacancy in any office, however occurring, may be filled for the unexpired portion of the term by the Board of Directors.

                  4.7 President and Vice President. The President shall be the Chief Executive Officer of the Corporation unless otherwise designated by the Board of Directors. If the Chairman or Vice Chairman is not elected or is absent, and unless otherwise provided by the Board of Directors, the President shall preside when present at all meetings of stockholders and of the Board of Directors. Any Vice President shall have such powers and shall perform such duties as the Board of Directors may from time to time designate.

                  4.8 Treasurer and Assistant Treasurers. The Treasurer shall, subject to the direction of the Board of Directors, have general charge of the financial affairs of the Corporation and shall cause to be kept accurate books of account. He or she shall have custody of all funds, securities, and valuable documents of the Corporation, except as the Board of Directors may otherwise provide. Any Assistant Treasurer shall have such powers and perform such duties as the Board of Directors may from time to time designate.

                  4.9 Clerk and Assistant Clerks. The Clerk shall keep a record of the meetings of stockholders. In case a Clerk is not elected or is absent, the Clerk or an Assistant Clerk shall keep a record of the meetings of the Board of Directors. In the absence of the Clerk from any meeting of stockholders, an Assistant Clerk if one be elected, otherwise a Temporary Clerk designated by the person presiding at the meeting, shall perform the duties of the Clerk.

                  4.10 Chief Executive Officer. The Chief Executive Officer shall have, subject to the direction of the Board of Directors, general supervision and control of the business of the Corporation.

                  4.11 Chairman and Vice Chairman. The Chairman of the Board of Directors shall preside when present at all meetings of stockholders and of the Board of Directors and shall have such other powers and duties as the Board of Directors may from time to time designate. The Vice Chairman of the Board of Directors, if one is elected, shall in the Chairman's absence preside when present at all meetings of stockholders and of the Board of Directors and shall have such other duties as the Board of Directors may from time to time designate.

                  4.12 Other Powers and Duties. Subject to these By-laws, each officer of the Corporation shall have, in addition to the duties and powers specifically set forth in these By-


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laws, such duties and powers as are customarily incident to such office, and such duties and powers as may be designated from time to time by the Board of Directors.

                  4.13 Compensation. The compensation of all officers and agents of the Corporation who are also members of the Board of Directors shall be fixed by the Board of Directors or by a committee of the Board of Directors. The Board of Directors may fix, or delegate the power to fix, the compensation of the other officers and agents of the Corporation to the Chief Executive Officer or any other officer of the Corporation.


                                    ARTICLE V
                                  CAPITAL STOCK

                  5.1 Certificates of Stock. Each stockholder shall be entitled to a certificate representing the capital stock of the Corporation in such form as may from time to time be prescribed by the Board of Directors. Such certificate shall be signed by the Chairman of the Board, if one is elected, the President or a Vice President and by the Treasurer or an Assistant Treasurer. Such signatures may be facsimiles if the certificate is signed by a transfer agent, or by a registrar, other than a Director, officer or employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer at the time of its issue. Every certificate for shares of stock which are subject to any restriction on transfer and every certificate issued when the Corporation is authorized to issue more than one class of series of stock shall contain such legend with respect thereto as is required by law.

                  5.2 Transfers. Subject to the restrictions, if any, noted on the stock certificates, shares of stock may be transferred on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed, with transfer stamps (if necessary) affixed, and with such proof of authenticity of signature as the Corporation or its transfer agent may reasonably require.

                  5.3 Record Holders. Except as may be otherwise required by law, the Articles of Organization or these By-laws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the Corporation in accordance with the requirements of these By-laws. It shall be the duty of each stockholder to notify the Corporation of his post office address.

                  5.4 Record Date. The Board of Directors may fix in advance a time of not more than sixty days preceding the date of any meeting of stockholders, or the date for the payment of any dividend or the making of any distribution to stockholders, or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting and any adjournment thereof, or the right to receive such dividend or distribution or the right to give such consent or dissent. In such case, only stockholders of record on such record

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date shall have such right, notwithstanding any transfer of stock on the books of the Corporation after the record date. Without fixing such record date the Board of Directors may for any of such purposes close the transfer books for all or any part of such period.

                  5.5 Replacement of Certificates. In case of the alleged loss, destruction or mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such terms as the Board of Directors may prescribe.

                  5.6 Pre-emptive Rights. Except as otherwise provided in the Articles of Organization, no stockholder shall have any preemptive rights to subscribe to stock of the Corporation.

                  5.7 Issuance of Stock. The Board of Directors may issue from time to time the whole or any part of the capital stock of the Corporation now or hereafter authorized, to such persons or organizations, for such consideration, whether cash, property, services, for a debt, note or expenses, and on such terms as the Board of Directors may determine, including, without limitation, the granting of options, warrants, convertible or other rights to persons or organizations, including Directors, officers or employees of the Corporation or of a parent or subsidiary Corporation, to subscribe to said capital stock, with or without a general or specific plan relating thereto.


                                   ARTICLE VI
                                  MISCELLANEOUS

                  6.1 Fiscal Year. Except as otherwise determined by the Board of Directors, the fiscal year of the Corporation shall end on December 31.

                  6.2 Seal. The Corporation may have a seal that shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors. The corporate seal, if any, may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

                  6.3 Execution of Instruments. All deeds, leases, transfers, contracts, bonds, notes and other obligations authorized to be executed by an officer of the Corporation in its behalf shall be signed by the President or the Treasurer except as the Board of Directors may generally or in particular cases otherwise determine.

                  6.4 Voting of Securities. Unless otherwise provided by the Board of Directors, the President or Treasurer may waive notice of and act on behalf of this Corporation, or appoint another person or persons to act as proxy or attorney in fact for this Corporation with or without discretionary power and/or power of substitution, at any meeting of stockholders or shareholders of any other corporation or organization, any of whose securities are held by this Corporation.

                  6.5 Resident Agent. The Board of Directors may appoint a resident agent upon whom legal process may be served in any action or proceeding against the Corporation. Said resident agent shall be either an individual who is a resident of and has a business address


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in Massachusetts, or a Corporation under the laws of any other state of the
United States, which has qualified to do business in, and has an office in, Massachusetts.

                  6.6 Corporate Records. The original, or attested copies of, the Articles of Organization, By-laws, and records of all meetings of the incorporators and stockholders, and the stock and transfer records, which shall contain the names of all stockholders and the record address and the amount of stock held by each, shall be kept in Massachusetts at the principal office of the Corporation, or at an office of its transfer agent, Clerk or resident agent, and shall be open at all reasonable times to the inspection of any stockholder for any proper purpose, but not to secure a list of stockholders for the purpose of selling said list or copies thereof or of using the same for a purpose other than in the interest of the applicant, as a stockholder, relative to the affairs of the Corporation.

                  6.7 Charitable Contributions. The Board of Directors may authorize from time to time donations to be made by the Corporation, irrespective of corporate benefit, in such amount as it may determine to be reasonable for the public welfare or for community fund, hospital, charitable, religious, educational, scientific, civic or similar purposes, and in time of war or other national emergency in aid thereof.

                  6.8 Articles of Organization. All references in these By-laws to the Articles of Organization shall be deemed to refer to the Articles of Organization of the Corporation, as amended and in effect from time to time.

                  6.9 Control Share Acquisition. Until such time as this Section
6.9 shall be repealed or these By-laws shall otherwise be amended to provide otherwise, in each case in accordance with Section 6.10 of these By-laws, the provisions of Chapter 110D of the Massachusetts General Laws ("Chapter 110D") shall not apply to "control share acquisitions" of the Corporation within the meaning of Chapter 110D.

                  6.10 Amendments. These By-laws may be amended or repealed by vote of the stockholders at any annual or special meeting or by the Board of Directors at any regular or special meeting, provided that:

                  (a) The Board of Directors may not amend or repeal any provisions of these By-laws which by law, the Articles of Organization or these By-laws requires action by the stockholders; and

                  (b) Any amendment or repeal of these By-laws by the Board of Directors and any by-law adopted by the Board of Directors may be amended or repealed by the stockholders.

                  Notice stating the substance of such making, amendment or repeal of the By-laws shall be provided to all stockholders entitled to vote on amending these By-laws no later than the time of giving notice of the next stockholders meeting.

                  The vote of the Board of Directors or the vote of the holders of at least seventy-five percent of the outstanding shares of each class of stock entitled to vote shall be required to amend or repeal Sections 4.2, 4.3, 4.4, 4.5 or 4.6 or Section 6.10 of these By-laws.

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